                                                                    Exhibit 99.1
                                                                    ------------

                          FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

Azure Capital Partners II, L.P.

Azure Entrepreneurs II, L.P.

Azure Capital Partners VC Administrators II, L.P.

Azure Parent, L.L.C.

Azure Capital Partners, Inc.

Address of Joint Filers:

c/o Azure Capital Partners

650 California Street, 11th Floor

San Francisco, CA 94108

Designated Filer:

Azure Parent, L.L.C.

Issuer and Ticker Symbol:

Cyan, Inc. [CYNI]

Date of Event:

May 8, 2013

Signatures of Joint Filers:

Azure Capital Partners II, L.P.

     By: Azure Capital Partners VC Administrators II, L.P.
     Its Sole General Partner

     By: Azure Parent, L.L.C.
     Its Sole General Partner

     By: /s/ Paul A. Ferris
     -------------------------------
     Manager

Azure Entrepreneurs II, L.P.

     By: Azure Capital Partners VC Administrators II, L.P.
     Its Sole General Partner

     By: Azure Parent, L.L.C.
     Its Sole General Partner

     By: /s/ Paul A. Ferris
     -------------------------------
     Manager

Azure Capital Partners VC Administrators II, L.P.

     By: Azure Parent, L.L.C.
     Its Sole General Partner

     By: /s/ Paul A. Ferris
     -------------------------------
     Manager

     By: Azure Parent, L.L.C.

     By: /s/ Paul A. Ferris
     -------------------------------
     Manager

     By: Azure Capital Partners, Inc.

     By: /s/ Paul A. Ferris
     -------------------------------
     Secretary